UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14C
(RULE 14C-101)

________________________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

High Wire Networks, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

HIGH WIRE NETWORKS, INC.

3 Columbus Circle, Floor 15 New York, New York 10019

DEFINITIVE INFORMATION STATEMENT IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

Dear High Wire Networks, Inc. Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that a stockholder holding shares of Series B Preferred Stock (the “Series B Preferred”), representing in excess of a majority of the voting power of the capital stock (the “Consenting Stockholder”) of High Wire Networks, Inc. (“we”, “us”, or “our”) has executed a written consent dated March 17, 2026 (the “Written Consent”) in lieu of a special or annual meeting to effectuate the following (the “Action”):

1.	To approve the change of the name of the Company from “High Wire Networks, Inc.” to “O’Leary Industries, Inc.” (the “Name Change”), and in connection therewith, to approve an amendment to the Company’s Articles of Incorporation to effectuate the Name Change, without further approval or authorization of our stockholders.

The required consent of at least a majority of the votes allocated to our voting shares was given for the Action listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding a meeting or of soliciting proxies or consents from additional stockholders in connection with this action. Based on the foregoing, the Board has determined not to call a meeting of stockholders to authorize this action.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Action will become effective on or after April 21, 2026, which is 20 calendar days following the date we first mailed the Information Statement to our stockholders.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in the Information Statement, the Action has been approved by a stockholder representing more than a majority of the voting power of our outstanding capital stock. We are not soliciting your proxy or consent in connection with the matter discussed above. You are urged to read the Information Statement in its entirety for a description of the Action approved by the Consenting Stockholder.

The Information Statement is being mailed on or about March 30, 2026 to stockholders of record as of March 12, 2026.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

/s/ Dennis O’Leary
Dennis O’Leary
Chief Executive Officer

New York, New York
March 30, 2026

HIGH WIRE NETWORKS, INC.
3 Columbus Circle, Floor 15
New York, New York 10019

DEFINITIVE INFORMATION STATEMENT

(Dated March 30, 2026)

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

High Wire Networks, Inc., a Nevada corporation (“we”, “us”, or “our”) is furnishing this definitive information statement (the “Information Statement”) to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Revised Statutes (the “NRS”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the NRS are afforded to our stockholders as a result of the adoption of the action contemplated herein.

This Information Statement is being mailed on or about March 30, 2026 to the holders of record of our Common Stock and Preferred Stock at the close of business on March 12, 2026 (the “Record Date”), in connection with an action approved by written consent dated March 17, 2026 (the “Written Consent”) in lieu of a special meeting to effectuate the following (the “Action”):

1.	To approve the change of the name of the Company from “High Wire Networks, Inc.” to “O’Leary Industries, Inc.” (the “Name Change”), and in connection therewith, to approve an amendment to the Company’s Articles of Incorporation to effectuate the Name Change.

This Information Statement is being mailed on or about March 30, 2026 to our stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our corporate offices are located at 3 Columbus Circle, Floor 15, New York, New York 10019 and our telephone number is (800) 434-1012.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Action, which is not shared by all other holders of our Common Stock.

The Name Change will become effective on the date of filing of an amendment to our Articles of Incorporation (the “Articles Amendment”) with the office of the Secretary of State of the State of Nevada. The Articles Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

The Articles Amendment will be effective when filed with the Nevada Secretary of State. We will not make such filing until on or after April 21, 2026, a date that is 20 calendar days after this Information Statement is first sent to our stockholders.

Under the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Action.

No security holders have transmitted any proposals to be acted upon by us.

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VOTE REQUIRED AND INFORMATION ON CONSENTING STOCKHOLDER

We are not seeking consents, authorizations or proxies from you.

As of the date of the Written Consent, we had (i) 20,746,691 shares of common stock, par value $0.00001 per share (the “Common Stock”), issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share; (ii) 1,000 shares of Series B Preferred Stock (“Series B Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote together with the Common Stock such that the aggregate voting power of the Series B Preferred is equal to 51% of our total voting power; (iii) 943 shares of Series D Preferred Stock (“Series D Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote with the Common Stock on an as-converted basis; (iv) 311 shares of Series E Preferred Stock (“Series E Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote with the Common Stock on an as-converted basis; (v) 90 shares of Series F Preferred Stock (“Series F Preferred” and, together with the Series B Preferred, Series D Preferred and Series E Preferred, the “Preferred Stock”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote with the Common Stock on an as-converted basis; and (vi) 53 shares of Series G Preferred Stock (“Series G Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote with the Common Stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99%. In total, as of the date of the Written Consent, we had shares of capital stock issued and outstanding and entitled to an aggregate of 43,724,884 votes.

The following table sets forth the voting power of each class of our capital stock as of the date of the Written Consent:

Series/Class	Shares Outstanding	Votes	% of Total Voting Power
Series B Preferred	1,000	22,299,691	51.00%
Common Stock	20,746,691	20,746,691	47.45%
Series D Preferred	943	167,555	0.38%
Series E Preferred	311	53,828	0.12%
Series F Preferred	90	90,452	0.21%
Series G Preferred	53	366,667	0.84%
Total	N/A	43,724,884	100.00%

Voting Rights of Preferred Stock

Series B Preferred Stock. Pursuant to the Certificate of Designation for the Series B Preferred Stock, the shares of Series B Preferred shall be voted together with the shares of Common Stock such that the aggregate voting power of the Series B Preferred is equal to 51% of the total voting power of the Company. The Series B Preferred is not convertible into Common Stock. The Series B Preferred represents a control block of the Company.

Series D Preferred Stock. Each share of Series D Preferred is entitled to vote with the Common Stock on an as-converted basis. In addition, the Series D Preferred has class voting rights with respect to any amendment, alteration or repeal of any provision of the Certificate of Designation for the Series D Preferred that would adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred.

Series E Preferred Stock. Each share of Series E Preferred is entitled to vote with the Common Stock on an as-converted basis. In addition, the Series E Preferred has class voting rights with respect to any amendment, alteration or repeal of any provision of the Certificate of Designation for the Series E Preferred that would adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred.

Series F Preferred Stock. Each share of Series F Preferred is entitled to vote with the Common Stock on an as-converted basis.

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Series G Preferred Stock. Each share of Series G Preferred is entitled to vote with the Common Stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99%. The Series G Preferred may not be converted or voted to the extent that, after giving effect to such conversion or vote, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

On March 17, 2026, the following consenting stockholder (the “Consenting Stockholder”), owning 100% of the outstanding shares of Series B Preferred allowing such Consenting Stockholder to cast votes such that the aggregate voting power of the Series B Preferred is equal to 51% of the total voting power of the Company, delivered the executed Written Consent authorizing the Action described herein. The Consenting Stockholder’s name, affiliation with our company and holdings are as follows:

Name	Affiliation	Number of Votes	% of Total Voting Control
Dennis O’Leary	Chief Executive Officer and Director	38,897,044(1)	88.96%

__________

(1)	Includes 16,597,353 shares of Common Stock (representing 16,597,353 votes) and 1,000 shares of Series B Preferred (representing 22,299,691 votes). Pursuant to the Certificate of Designation for the Series B Preferred Stock, the aggregate voting power of such Series B Preferred is equal to 51% of the total voting power of the Company. All outstanding shares of Series B Preferred are held by Mr. O’Leary.

Pursuant to our existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock or Preferred Stock with voting rights, representing a majority of voting power may approve and authorize the Action by written consent as if such Action was undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Action, and in order to effectuate the Action as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consent of the Consenting Stockholder. The Written Consent satisfies the stockholder approval requirement for the Action. Accordingly, under the NRS and the Bylaws, no other approval by the Board or our stockholders is required in order to effectuate the Action.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock and Preferred Stock owned beneficially as of March 17, 2026, or convertible or exercisable within the next 60 days thereafter, by: (i) our directors; (ii) our named executive officers; (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Common Stock No. of Shares	Preferred Stock No. of Shares	Aggregate Voting Shares No. of Shares	% of Total Voting Power(1)
Named Executive Officers and Directors:
Dennis M. O’Leary(2)	16,597,353	1,000(3)	38,897,044	88.96%
Executive Officers and Directors as a Group (one person)	16,597,353	1,000	38,897,044	88.96%

(1)	The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on March 17, 2026, and all shares of Common Stock issuable to that person in the event of the conversion of outstanding preferred stock owned by that person that are convertible within 60 days of March 17, 2026. On March 17, 2026, there were:

•	20,746,691 shares of Common Stock outstanding (20,746,691 votes);

•	1,000 shares of Series B Preferred outstanding (22,299,691 votes, representing 51% of total voting power);

•	943 shares of Series D Preferred outstanding (167,555 votes on an as-converted basis);

•	311 shares of Series E Preferred outstanding (53,828 votes on an as-converted basis);

•	90 shares of Series F Preferred outstanding (90,452 votes on an as-converted basis); and

•	53 shares of Series G Preferred outstanding (366,667 votes on an as-converted basis, subject to a 4.99% beneficial ownership limitation).

The shares of Series B Preferred shall be voted together with the shares of Common Stock such that the aggregate voting power of the Series B Preferred is equal to 51% of the total voting power of the Company. Each outstanding share of Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred is entitled to vote with the Common Stock on an as-converted basis.

To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the Common Stock outstanding and all shares of Common Stock issuable to that person in the event of the conversion of outstanding preferred stock owned by that person that are convertible within 60 days of March 17, 2026. However, holders of Series G Preferred will not be able to convert such preferred stock and receive shares of Common Stock upon such conversion to the extent that after giving effect to such issuance after conversion, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series G Preferred (a “Blocker Restriction”). Common Stock and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Mr. O’Leary’s business address is 3 Columbus Circle, Floor 15, New York, NY 10019.

(3)	Represents 1,000 shares of Series B Preferred Stock. Pursuant to the Certificate of Designation for the Series B Preferred Stock of the Company, shares of Series B Preferred shall be voted together with the outstanding shares of Common Stock such that the aggregate voting power of the Series B Preferred is equal to 51% of the total voting power of the Company (22,299,691 votes out of 43,724,884 total votes). However, shares of Series B Preferred are not convertible into Common Stock.

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ACTION 1. APPROVAL OF NAME CHANGE

Background and Reason for the Name Change

On March 3, 2026, a change in control of the Company occurred. As reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2026, the Company completed the acquisition of all of the issued and outstanding securities of Thoth Aerospace Inc., a New York corporation (“Thoth”), in exchange for the issuance by the Company of 16,597,353 shares of the Company’s common stock to Dennis O’Leary, the sole shareholder of Thoth (the “Selling Shareholder”), representing 80% of the issued and outstanding capital stock of the Company on a fully diluted basis immediately after the closing. In addition, at the closing, Mark W. Porter, the Company’s former sole officer and director, sold 1,000 shares of the Company’s Series B Preferred Stock to Mr. O’Leary for $1.00. As a result of this transaction, Mr. O’Leary acquired control of the Company, holding 88.96% of the total voting power of the Company.

In connection with the change in control, Mark W. Porter resigned from all officer and director positions held with the Company effective March 3, 2026, and Dennis M. O’Leary was appointed as the Company’s Chief Executive Officer and as a director of the Company effective March 3, 2026.

Background of Dennis M. O’Leary

Dennis M. O’Leary, age 63, is a serial entrepreneur with significant international experience having founded Sulu Electric Power and Light Corp (Philippines), a firm with expertise in utility scale power generation and solar energy. In 2010, Mr. O’Leary co-founded DarkPulse Technologies Inc., a wholly-owned subsidiary of DarkPulse, Inc., which is developing specialized devices that monitor activities along national borders and provide structural health and safety monitoring of oil and gas pipelines. He holds extensive start-up experience including multiple exit strategies.

Mr. O’Leary currently serves as Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of DarkPulse, Inc., a position he has held since April 2018. Mr. O’Leary is an Ambassador for the Province of New Brunswick, Canada, and a Research Member of the NATO Science and Technology Organization. He has served as a member of the Board at Arizona State University’s School of Engineering, Global Resolve as Chair of the Impact Committee.

His previous employment includes the NYPD where he worked as a member of the Manhattan North Tactical Narcotics Team, which prosecuted establishments involved in the illegal distribution of narcotics. He was a member of a joint taskforce working with the DEA and USINS in the execution of warrants related to narcotics trafficking. While at the NYPD, he was assigned to the Department of Justice as a member of the FBI’s investigative team with internal designation C14. He is a licensed private pilot with turbine experience.

Reason for the Name Change

Following the change in control and in connection with the Company’s new strategic direction under Mr. O’Leary’s leadership, the Board of Directors (the “Board”) determined that it is in the best interests of the Company and its stockholders to change the Company’s name to better reflect the Company’s current management and future business plans.

On March 12, 2026, by unanimous written consent, the Board approved, subject to stockholder approval, the change of the Company’s name from “High Wire Networks, Inc.” to “O’Leary Industries, Inc.” (the “Name Change”). The Board also set the Record Date for the Name Change as March 12, 2026, subject to rescission or modification by the Chief Executive Officer at any time prior to the effectiveness of the Name Change. The Board recommended that stockholders vote FOR the Name Change.

On March 17, 2026, Dennis O’Leary, as the holder of a majority of the voting power of the Company, executed a written consent approving the Name Change.

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Effect of the Name Change

The Name Change will be effected by filing an amendment to our Articles of Incorporation (the “Articles Amendment”) with the Secretary of State of the State of Nevada. The Name Change will become effective upon the filing of the Articles Amendment with the Nevada Secretary of State.

Upon effectiveness of the Name Change, our legal name will be “O’Leary Industries, Inc.” The Name Change will not affect the validity of currently outstanding stock certificates representing shares of our Common Stock or Preferred Stock. Stockholders will not be required to exchange their existing stock certificates for new stock certificates. However, stockholders who wish to obtain new stock certificates bearing the new name may do so by contacting our transfer agent.

After the effectiveness of the Name Change, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

The Company will be required to file a Corporate Action application with the Financial Industry Regulatory Authority (FINRA) to effect the Name Change and any related trading symbol change. FINRA’s approval of the Corporate Action application is required before the new name and trading symbol can be reflected in trading systems. The timing of FINRA’s review and approval is not within the Company’s control, and there can be no assurance as to when, or if, FINRA will approve the Corporate Action application. The Company’s Common Stock will continue to trade under its current name and symbol until FINRA approval is obtained.

Following the Name Change and subject to approval by FINRA, the Company also intends to change the trading symbol for its Common Stock on the OTC Markets. The Board has authorized the change of the trading symbol to either (i) EPIC, (ii) PEAK, or (iii) NOVA, as determined by management. The specific symbol will be selected based on availability and FINRA approval requirements, and will be announced by the Company in a subsequent filing or press release.

The Name Change will not affect:

•	The rights of stockholders under our Articles of Incorporation or Bylaws;

•	The number of authorized shares of our Common Stock or Preferred Stock;

•	The number of issued and outstanding shares of our Common Stock or Preferred Stock;

•	The par value of our Common Stock or Preferred Stock;

•	The terms, rights, or preferences of any class or series of our capital stock; or

•	Any stockholder’s proportionate ownership interest in the Company.

Effect on Outstanding Securities, Options, and Warrants

The Name Change will not affect any outstanding options, warrants, convertible securities, or other rights to acquire shares of our Common Stock. All such securities will remain outstanding on the same terms and conditions as before the Name Change, except that they will relate to shares of common stock of “O’Leary Industries, Inc.” instead of “High Wire Networks, Inc.”

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No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Name Change.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Name Change except to the extent of their ownership of shares of our Common Stock and/or Preferred Stock.

Costs

The costs associated with the Name Change are expected to be minimal and will include the filing fee for the Articles Amendment with the Nevada Secretary of State and any costs associated with changing our trading symbol with OTC Markets and obtaining a new CUSIP number.

Federal Income Tax Consequences

The Name Change is not expected to result in any federal income tax consequences to the Company or its stockholders. Stockholders should consult their own tax advisors regarding the tax consequences, if any, of the Name Change in their particular circumstances.

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OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC (“Annual Report”), is incorporated in its entirety by reference into this Information Statement. A copy of the Annual Report as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to High Wire Networks, Inc., Attention: Dennis O’Leary, Chief Executive Officer, 3 Columbus Circle, Floor 15, New York, New York 10019. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our Common Stock on March 12, 2026. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees. The Annual Report is also available through the SEC’s website free of charge (www.sec.gov).

As the requisite stockholder vote for the action described in this Information Statement was obtained upon the delivery of written consent from the holder of a majority of the votes entitled to be cast by the holders of our equity securities, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

One set of information statement materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of information statement materials, please notify your broker or us. Stockholders who currently receive multiple copies of the information statement materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. Please direct your written request in this regard to us at 3 Columbus Circle, Floor 15, New York, New York 10019.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

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Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing or by telephone (800) 434-1012 from us at the following address: 3 Columbus Circle, Floor 15, New York, New York 10019.

This Information Statement is dated March 30, 2026. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Yours truly,

/s/ Dennis O’Leary
Dennis O’Leary
Chief Executive Officer

New York, New York
March 30, 2026

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